UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2005

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	1-13589	36-4173047

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois		60601

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 19, 2005, Prime Group Realty Trust (“the Company”) finalized a settlement agreement with Prime/Mansur Investment Partners, LLC and certain related parties (“Mansur”) providing for a dismissal with prejudice and a full settlement and mutual release of all claims regarding the pending litigation in Maryland State Court between the parties. Pursuant to the terms of the settlement agreement, the Company and Mansur entered into (i) a purchase agreement pursuant to which the Company agreed to sell its 208 South LaSalle Street property to Mansur for a purchase price of $44.0 million and certain agreed upon closing prorations, including the assumption of the existing debt of approximately $42.3 million on the property, and (ii) an option agreement pursuant to which the Company has granted Mansur an option to purchase our 23.1% membership interest in the joint venture which owns certain property in Phoenix, Arizona for $4.0 million. Both the 208 South LaSalle Street purchase agreement and the joint venture interest option agreement provide that any closing must occur by December 15, 2005, and both agreements are subject to certain conditions, including, among other things, obtaining all necessary lender and partner consents. The settlement agreement provides that the Company will pay Mansur $7.0 million in connection with the settlement. The Company’s existing merger agreement with affiliates of The Lightstone Group, LLC providing for the purchase of the Company’s common shares at a price of $7.25 per share remains in effect in accordance with its terms.

In addition, in connection with the Company’s option to buy a parking garage at 300 North LaSalle Street, Chicago, Illinois for 95% of fair market value from an affiliate of The Prime Group, Inc., the owner of the garage, the Company has entered into a separate agreement with a potential third party buyer of the property providing that, among other things, it will terminate the option upon the receipt of $2.6 million from the potential buyer payable upon and in the event the buyer elects to purchase the parking garage.

ITEM 2.06      MATERIAL IMPAIRMENTS

The agreement by the Company to sell the 208 South LaSalle Street property described in Item 1.01 above has resulted in a change in the Company’s expected holding period for the property and will result in the Company recognizing a non-cash impairment charge of approximately $15.0 million in connection with our second quarter 2005 financial results.

A copy of the press release relating to the foregoing matters is attached as Exhibit 99.1 and incorporated herein by reference .

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “will be,” “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description

99.1	Text of Press Release of Prime Group Realty Trust dated May 20, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST
Dated: May 20, 2005	By:	/s/ Jeffrey A. Patterson
Jeffrey A. Patterson
President and Chief Executive Officer